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                                                                    EXHIBIT 23.1

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form S-4 of our report dated July 4, 2006 relating to the financial statements of Castlewood Holdings Limited appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and of our report dated July 4, 2006 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Castlewood Summary Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus.

DELOITTE & TOUCHE

Hamilton, Bermuda

July 11, 2006